UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)           November 3, 2005
TRW Automotive Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-31970	81-0597059

(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150

(Address of Principal Executive Offices)	(Zip Code)
(734) 855-2600

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
ITEM 8.01. OTHER EVENTS
SIGNATURE

ITEM 8.01 OTHER EVENTS
     On November 3, 2005, certain executive officers of TRW Automotive Holdings Corp. (the “Company”) adopted pre-arranged trading plans (each, a “Plan”) designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions. Under Rule 10b5-1, directors, officers and other persons who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the sale of Company securities under specified conditions and at specified times. As sales are executed in the future under these Plans, they will be reported in accordance with federal securities laws. Using these Plans, insiders can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess inside information.
     The executives have informed the Company that these stock sales are part of their individual programs for asset diversification. The Plans will not reduce the executives’ ownership of shares of the Company below the stock ownership guidelines which the Company has established.
     The Plan adopted by John C. Plant, the Company’s Chief Executive Officer and President, provides for the sale of up to a total of 510,000 shares over a period of ten months beginning January 1, 2006. 430,000 of these shares will be acquired through the exercise of stock options. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.
     The Plan adopted by Peter J. Lake, the Company’s Executive Vice President, Sales and Business Development, provides for the sale of up to a total of 134,000 shares over a period of approximately ten months beginning January 12, 2006. 84,000 of these shares will be acquired through the exercise of stock options. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.
     The Plan adopted by Joseph S. Cantie, the Company’s Executive Vice President and Chief Financial Officer, provides for the sale of up to a total of 198,000 shares over approximately eight months beginning March 10, 2006. 168,000 of these shares will be acquired through the exercise of stock options. Shares will be sold under the Plan on the open market at prevailing market prices, subject to, in certain cases, minimum price thresholds.
     The Plan adopted by David L. Bialosky, the Company’s Executive Vice President and General Counsel, provides for the sale of up to a total of 164,000 shares over ten months beginning January 15, 2006. 144,000 of these shares will be acquired through the exercise of stock options. Shares will be sold under the Plan on the open market at prevailing market prices, subject to, in certain cases, minimum price thresholds.

     The Plan adopted by Neil E. Marchuk, the Company’s Vice President, Human Resources, provides for the sale of up to a total of 33,300 shares over nine months beginning February 1, 2006. All of these shares will be acquired through the exercise of stock options. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.
     The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors of the Company in the future, or to report any modifications or termination of any publicly announced plan or to report any plan adopted by an employee who is not an executive officer, except to the extent required by law.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.
Dated: November 4, 2005	By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer